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                                                                    EXHIBIT 99.3
                     [SEQUOIA MORTGAGE TRUST 1 LETTERHEAD]

                                 March 26, 1998

First Union National Bank
230 South Tryon Street, 9th Floor
Charlotte, NC  28288
Attn: Pablo DeLaCanal

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504
Attn: Insured Portfolio Management (IPM-SF)
      (Sequoia Mortgage Trust 1/Collateralized
       Mortgage Bonds, Class A-1 and Class A-2)


                          RE: Sequoia Mortgage Trust 1; Annual Compliance Certificate

Ladies and Gentlemen:

         Pursuant to Section 3.10 of the Indenture with respect to Sequoia Mortgage Trust 1 (the "Issuer"), the undersigned officer of Sequoia Mortgage Funding Corporation on behalf of the Issuer certifies that:

         1. a review of the fulfillment of the Issuer of its obligations under the Indenture during the year ended December 31, 1997, has been made under the undersigned's supervision; and

         2. To the best of the undersigned's knowledge following reasonable inquiry, the Issuer has fulfilled all of its obligations under the Indenture throughout such year, and no known Default has occurred.

                                  Very truly yours

                                  SEQUOIA MORTGAGE TRUST 1

                                  By: SEQUOIA MORTGAGE FUNDING CORPORATION
                                        as Depositor


                                  By: /s/ Vickie L. Rath
                                      Vickie L. Rath
                                      Treasurer and Assistant Secretary